05E: Proxy Voting Policies and Procedures for the AdviserGeneral Compliance Policies for Trust & AdviserSection 5: Fiduciary Standards & Affiliated Persons IssuesApplies toAdviserRisk ThemeProxy VotingPolicy OwnerJim InterranteEffective Date06-30-2025

Overview

The SEC adopted Rule 206(4)-6 under the Advisers Act, which requires investment advisers with voting authority to adopt and implement written policies and procedures that are reasonably designed to ensure that the investment adviser votes client securities in the best interest of clients. The procedures must include how the investment adviser addresses material conflicts that may arise between the interests of the investment adviser and those of its clients. The Advisers are registered investment advisers under the Advisers Act and serve as the investment advisers to the John Hancock Funds. The Advisers generally retain one or more sub-advisers to manage the assets of the Funds, including voting proxies with respect to a Fund’s portfolio securities.  From time to time, however, the Advisers may elect to manage directly the assets of a Fund, including voting proxies with respect to such Fund’s portfolio securities, or a Fund’s Board may otherwise delegate to the Advisers authority to vote such proxies.  John Hancock Investment Management LLC (“JHIM”) also provides discretionary and non-discretionary advice to clients using model portfolios in a variety of investment styles (“Model Portfolios”). However, JHIM does not vote proxies for securities held in any non-discretionary accounts managed using the Model Portfolios.  Rule 206(4)-6 under the Advisers Act requires that a registered investment adviser adopt and implement written policies and procedures reasonably designed to ensure that it votes proxies with respect to a client’s securities in the best interest of the client.

Firms are required by Advisers Act Rule 204-2(c)(2) to maintain records of their voting policies and procedures, a copy of each proxy statement that the investment adviser receives regarding client securities, a record of each vote cast by the investment adviser on behalf of a client, a copy of any document created by the investment adviser that was material to making a decision how to vote proxies on behalf of a client, and a copy of each written client request for information on how the adviser voted proxies on behalf of the client, as well as a copy of any written response by the investment adviser to any written or oral client request for information on how the adviser voted that client’s proxies.

Investment companies must disclose information about the policies and procedures used to vote proxies on the investment company’s portfolio securities and must file the fund’s entire proxy voting record with the SEC annually on Form N-PX.

Advisers that are subject to the reporting requirements of Section 13(f) of the Securities Exchange Act of 1934 (the “Exchange Act”) are required by Exchange Act Rule 14Ad-1 to file Form N-PX annually to report how they voted proxies regarding certain executive compensation matters (known as “say-on-pay” matters). However, an Adviser that has a disclosed policy of not voting proxies, and that did not in fact vote during the reporting period, must only complete a notice report filing on Form N-PX marking the appropriate box on the cover page to confirm these facts.

Pursuant thereto, the Advisers have adopted and implemented these proxy voting policies and procedures (the “Proxy Procedures”).

Policy

It is the Advisers’ policy to comply with Rule 206(4)-6 and Rule 204-2(c)(2) under the Advisers Act and Rule 14Ad-1 under the Exchange Act as described above. The Advisers’ policy is to vote proxies in the best interests of its clients for whom it has proxy voting authority. In general, the Advisers delegate proxy voting decisions to the sub-advisers managing the funds. If an instance occurs where a conflict of interest arises between the shareholders and a particular sub-adviser, however, the Adviser retains the right to influence and/or direct the conflicting proxy voting decisions.  The Advisers’ Proxy Voting Committee oversees the resolution of proxy voting conflicts for its clients and fund shareholders.

Filing of Proxy Voting Record on Form N-PX

The Advisers will annually file their proxy voting notice report with the SEC on Form N-PX.  Form N-PX shall be filed for the twelve months ended June 30th and no later than August 31st of that year.

Regulatory Requirement
Rule 206(4)-6 under the Advisers Act and Rule 14Ad-1 under the Exchange Act

Reporting

Advisers will provide the John Hancock Funds Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Funds Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Funds Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers or the Designated Person vote any proxies for the Funds in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Funds Board with a report detailing such exceptions.

If the Advisers or the Designated Person vote any proxies for clients other than the Funds in a manner inconsistent with these Proxy Voting Procedures, the Adviser will provide its Board of Directors with a report detailing such exceptions.

JHIM will not intentionally disclose to anyone else, including other investors and/or officers and directors of an issuer in which an Advisers’ clients invest, our voting intention prior to casting the vote.

JHIM engages a third-party proxy voting vendor to keep records of proxy voting available for inspection by Separately Managed Account (“SMA”) sponsor clients, regulatory authorities, or government agencies.

Procedure

Fiduciary Duty

The Advisers have a fiduciary duty to vote proxies in the best interest of its clients, the Funds and its shareholders.

Voting of Proxies – Advisers of Funds

The Advisers will vote proxies with respect to a Fund’s portfolio securities when authorized to do so by the Fund and subject to the Fund’s proxy voting policies and procedures and any further direction or delegation of authority by the Fund’s Board.  The decision on how to vote a proxy will be made by the person(s) to whom the Advisers have from time to time delegated such responsibility (the “Designated Person”).  The Designated Person may include the Fund’s portfolio manager(s) or a Proxy Voting Committee, as described below.

When voting proxies with respect to a Fund’s portfolio securities, the following standards will apply:

•The Designated Person will vote based on what it believes is in the best interest of the Fund and its shareholders and in accordance with the Fund’s investment guidelines.

•Each voting decision will be made independently. To assist with the analysis of voting issues and/or to carry out the actual voting process the Designated Person may enlist the services of  (1) reputable professionals (who may include persons employed by or otherwise associated with the Advisers or any of its affiliated persons) or (2) independent proxy evaluation services such as Institutional Shareholder Services.  However, the ultimate decision as to how to vote a proxy will remain the responsibility of the Designated Person.

•The Advisers believe that a good management team of a company will generally act in the best interests of the company.  Therefore, the Designated Person will take into consideration as a key factor in voting proxies with respect to securities of a company that are held by the Fund the quality of the company’s management. In general, the Designated Person will vote as recommended by company management except in situations where the Designated Person believes such recommended vote is not in the best interests of the Fund and its shareholders.

•As a general principle, voting with respect to the same portfolio securities held by more than one Fund should be consistent among those Funds having substantially the same investment mandates.

•The Advisers will provide the Fund, from time to time in accordance with the Fund’s proxy voting policies and procedures and any applicable laws and regulations, a record of the Advisers’ voting of proxies with respect to the Fund’s portfolio securities.

Voting Proxies of Underlying Funds of a Fund of Funds

The Advisers or the Designated Person will vote proxies with respect to the shares of a Fund that are held by another Fund that operates as a Fund of Funds”) in the manner provided in the proxy voting policies and procedures of the Fund of Funds (including such policies and procedures relating to material conflicts of interest) or as otherwise directed by the board of trustees or directors of the Fund of Funds.

Voting of Proxies – SubAdvisers of Funds

In the case of proxies voted by a sub-adviser to a Fund pursuant to the Fund’s proxy voting procedures, the Advisers will request the sub-adviser to certify to the Advisers that the sub-adviser has voted the Fund’s proxies as required by the Fund’s proxy voting policies and procedures and that such proxy votes were executed in a manner consistent with these Proxy Procedures and to provide the Advisers with a report detailing any instances where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures.  The CCO of the Advisers will then report to the Board on a quarterly basis regarding the sub-adviser certification and report to the Board any instance where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures.

The Fund Administration Department maintains procedures affecting all administration functions for the mutual funds. These procedures detail the disclosure and administration of the Trust’s proxy voting records.

The Trust’s Chief Legal Counsel is responsible for including, in the SAI of each Trust, information about the proxy voting of the Advisers and each sub-adviser.

Voting Proxies of Model Portfolio Clients

When Model Portfolio clients have granted JHIM authority to vote securities in their account, we will vote in accordance with the following procedures. JHIM has deployed the services of a proxy voting services provider to ensure the timely casting of votes, and to provide relevant and timely proxy voting research to inform our voting decisions. Through this process, the proxy voting services provider populates initial recommended voting decisions that are aligned with the JHIM voting principles. These voting recommendations are then submitted, processed, and ultimately tabulated.

JHIM retains the authority and operational functionality to submit different voting instructions after these initial recommendations from the proxy voting services provider have been submitted, based on JHIM’s assessment of each situation. As JHIM reviews voting recommendations and decisions, as articulated below, JHIM has the ability to change voting instructions based on those reviews. JHIM periodically reviews the detailed policies created by the proxy voting service provider to ensure consistency with our voting principles, to the extent this is possible.

JHIM also has an internal proxy voting committee (“committee”) comprising senior managers from across JHIM. The committee meets on an as-needed basis to review, discuss, and provide prior written approval in instances where JHIM intends to cast a vote that is different than the recommendation of the proxy voting services provider or for “refer” items, which are items where the proxy voting service provider does not have a vote recommendation. These two instances are outlined in greater detail below.

JHIM may also engage with model providers as it pertains to votes being made related to securities held in strategies offered in partnership with each respective model provider. JHIM may elect to do this so as to incorporate as much information into JHIM’s ultimate decision-making.

JHIM may refrain from voting a proxy where we have agreed with a client in advance to limit the situations in which we will execute votes. JHIM may also refrain from voting due to logistical considerations that may have a detrimental effect on our ability to vote. These issues may include, but are not limited to:

•Costs associated with voting the proxy exceed the expected benefits to clients;

•Underlying securities have been lent out pursuant to a client’s securities lending program and have not been subject to recall;

•Short notice of a shareholder meeting;

•Requirements to vote proxies in person;

•Restrictions on a nonnational’s ability to exercise votes, determined by local market regulation;

•Restrictions on the sale of securities in proximity to the shareholder meeting (i.e., share blocking);

•Requirements to provide local agents with power of attorney to facilitate the voting instructions (such proxies are voted on a best-efforts basis); or

•The inability of a client’s custodian to forward and process proxies electronically.

As noted, if JHIM believes it is in their best interest or the best interest of a client to vote proxies in a manner inconsistent with the policy, they will submit new voting instructions to the Proxy Voting Committee in writing with rationale for the new instructions. The Committee will review the change and ensure that the rationale is sound. JHIM will execute the votes accordingly.

Additionally, on occasion, there may be proxy votes that are not within the research and recommendation coverage universe of the proxy voting service provider. JHIM employees responsible for the proxy votes will provide voting recommendations to the Proxy Voting Committee, and those items may be escalated to the Committee for review to ensure that the voting decision rationale is sound. JHIM will execute the votes accordingly.

Engagement of the proxy voting service provider

JHIM has contracted with a third-party proxy service provider to assist with the proxy voting process for its Model Portfolio clients. JHIM will instruct custodians of SMA sponsor client accounts to forward all proxy statements and materials received in respect of SMA sponsor client accounts to the proxy service provider.

JHIM has engaged its proxy voting service provider to:

•Research and make voting recommendations;

•Ensure proxies are voted and submitted in a timely manner;

•Provide alerts when issuers file additional materials related to proxy voting matters;

•Perform other administrative functions of proxy voting;

•Maintain records of proxy statements and provide copies of such proxy statements promptly upon request;

•Maintain records of votes cast; and

•Provide recommendations with respect to proxy voting matters in general.

Material Conflicts of Interest

In carrying out its proxy voting responsibilities, the Advisers will monitor and resolve potential material conflicts (“Material Conflicts”) between the interests of (a) a Fund or client and (b) the Advisers or any of its affiliated persons.  Affiliates of the Advisers include Manulife Financial Corporation and its subsidiaries.  Material Conflicts may arise, for example, if a proxy vote relates to matters involving any of these companies or other issuers in which the Advisers or any of their affiliates has a substantial equity or other interest. JHIM shall consider any of the following circumstances a potential material conflict of interest:

•JHIM has a business relationship or potential relationship with the issuer; or

•John Hancock Fund Trustee has a business relationship with the issuer.

If the Advisers or a Designated Person become aware that a proxy voting issue may present a potential Material Conflict, the issue will be referred to the Advisers’ Legal Department and/or the Office of the CCO.  If the Legal Department and/or the Office of the CCO, as applicable determines that a potential Material Conflict does exist, a Proxy Voting Committee will be appointed to consider and resolve the issue. The Proxy Voting Committee may make any determination that it considers reasonable and may, if it chooses, seek additional information to assist in its determination on how to vote the proxy.

Proxy Voting Committee(s)

The Advisers will from time to time, and on such temporary or longer-term basis as they deem appropriate, establish one or more Proxy Voting Committees.  A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel.  The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department.  Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures.

Proxy voting service provider oversight

The Adviser is responsible for the proper oversight of any service providers hired to assist it in the proxy voting process. This oversight includes:

Annual due diligence: The Adviser’s Vendor Management and Product Management teams conduct an annual due diligence review of the proxy voting research service provider. This oversight includes an evaluation of the service provider’s industry reputation, points of risk, compliance with laws and regulations, and technology infrastructure. JHIM also reviews the provider’s capabilities to meet JHIM’s requirements, including reporting competencies; the adequacy and quality of the proxy advisory firm’s staffing and personnel; the quality and accuracy of sources of data and information; the strength of policies and procedures that enable it to make proxy voting recommendations based on current and accurate information; and the strength of policies and procedures to address conflicts of interest of the service provider related to its voting recommendations.  Observations and findings of note are shared with the Proxy Voting Committee and JHIM will engage ISS directly to address or resolve any areas of concern.

Regular Updates: JHIM also requests that the proxy voting research service provider deliver updates regarding any business changes that alter that firm’s ability to provide independent proxy voting advice and services aligned with our policies.

Additional oversight in process: JHIM has additional control mechanisms built into the proxy voting process to act as checks on the service provider and ensure that decisions are made in the best interest of our clients. These mechanisms include:

•Sampling prepopulated votes: Where we use a third-party research provider for either voting recommendations or voting execution (or both), we may assess prepopulated votes shown on the vendor’s electronic voting platform to ensure alignment with the voting principles.

•Decision scrutiny from the Proxy Voting Committee: Where our voting policies and procedures do not address how to vote on a particular matter, or where the matter is highly contested or controversial (e.g.,proxy contests, “just vote no” campaigns, or in conflict of interest matters), review by the Proxy Voting Committee is necessary to ensure votes cast on behalf of its client are cast in the client’s best interest.

Key Contacts
Global Manager Research Proxy Voting Committee

Escalation/Reporting Violations
All John Hancock employees are required to report any known or suspected violation of this policy to the CCO of the Funds.

Related Policies and Procedures
Trust Proxy Voting Policy

Document Retention Requirements

The Advisers will retain (or arrange for the retention by a third party of) such records relating to proxy voting pursuant to these Proxy Procedures as may be required from time to time by applicable law and regulations, including the following:

1.These Proxy Procedures and all amendments hereto;

2.All proxy statements received regarding a SMA Sponsor or Fund portfolio securities;

3.Records of all votes cast on behalf of a Fund or SMA Sponsor;

4.Records of all Fund or SMA Sponsor requests for proxy voting information, including any written response by the Adviser to any (written or oral) Fund or SMA Sponsor for information on how the Adviser voted proxies on behalf of the requesting Fund or SMA Sponsor;

5.Any documents prepared by the Designated Person or a Proxy Voting Committee that were material to or memorialized the basis for a voting decision;

6.All records relating to communications with the Funds or SMA Sponsors regarding Conflicts; and

7.All minutes of meetings of Proxy Voting Committees.

Documents will be maintained for the period set forth in the Records Retention Schedule. See Compliance Policy: Books and Records.

Version History
Date	Effective Date	Approving Party
1	01-01-2012
2	02-01-2015
3	Sept. 2015
4	05-01-2017
5	12-01-2019
6	08-20-2024	CCO
7	06-30-2025	Proxy Voting Committee